UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principal executive offices)	63043 (Zip Code)

(314 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Annual Incentive Awards.
On March 10, 2015, the Compensation Committee of the Board of Directors of SunEdison, Inc. (the “Company”) authorized annual cash incentive awards (i.e., annual bonuses) to each of the Company's chief executive officer, in respect of the year ended December 31, 2014. Pursuant to the plan, each executive officer has a threshold, target and maximum bonus amount based on a percentage of annual salary. Receipt of those bonus amounts are based on achievement of quantified metrics for both individual performance and Company performance. The following table illustrates the awards to the Company's principal executive officer, principal financial officer and each of the executive officers that were named in the Company's proxy statement for the Company's 2014 Annual Meeting (the “Named Executive Officers”), in the amounts indicated below:

Name and Position	Threshold Annual Incentive Award	Target Annual Incentive Award	Maximum Annual Incentive Award	Actual Annual Incentive Award	Actual Annual Incentive Award as a Percentage of Target Award	Actual Annual Incentive Award as a Percentage of Maximum Award
Ahmad Chatila, President and Chief Executive Officer	$531,250	$1,062,500	$2,125,000	$1,521,000	143%	72%
Brian Wuebbels, Executive Vice President, Chief Administration Officer and Chief Financial Officer	$170,625	$341,250	$682,500	$682,500	200%	100%
Carlos Domenech, Executive Vice President; and President and Chief Executive Officer TerraForm Power, Inc.	$187,500	$375,000	$750,000	$750,000	200%	100%
Dave Ranhoff, Senior Vice President; President, Solar Materials	$143,200	$286,400	$572,800	$369,488	129%	64%

Executive Restricted Stock Unit Awards.
On March 10, 2015, the Compensation Committee of the Board of Directors of SunEdison, Inc. (the “Company”) authorized restricted stock unit ("RSU") awards to certain officers including certain of its named executive officers described in the Company's 2014 Proxy Statement.  The RSU awards were made under SunEdison's previously filed Amended and Restated 2010 Equity Incentive Plan and the 2014 TerraForm Power, Inc. Long-Term Incentive Plan.  These RSU awards are 80% performance based and 20% time based, which are vested at 25 percent per year over a four year period.  For the performance based RSUs, there are three performance tiers, each tier represents 33 percent of the entire grant. The performance tiers are measured on the dividend per share ("DPS") of TerraForm Power, Inc., a controlled publicly traded subsidiary, which the Company is the sponsor. Each of the performance tiers are based on TerraForm DPS targets, as pre-determined and approved by the Company’s Compensation Committee. If certain performance goals are not achieved, the first, second and third performance tiers are forfeited in its entirety. If certain performance goals are met by the first quarter of 2016, 2017 and 2018, as measured by the last twelve months, the first, second and third tier will vest at 50%, 75% or 100%. The number of RSUs awarded to its named executive officers are as follows:  30,000 SunEdison RSUs and 20,000 TerraForm RSUs to Ahmad Chatila; 60,000 SunEdison RSUs and 40,000 TerraForm RSUs to Brian Wuebbels; and 15,000 SunEdison RSUs and 10,000 TerraForm RSUs to David Ranhoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	March 12, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary